As filed with the Securities and Exchange Commission on May 17, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE McCLATCHY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	52-2080478
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2100 Q Street, Sacramento, CA	95816
(Address of principal executive offices)	(Zip code)

The McClatchy Company 2012 Omnibus Incentive Plan

(Full title of the plan)

Billie S. McConkey, Esq.

Corporate Secretary and General Counsel

The McClatchy Company

2100 Q Street

Sacramento, CA 95816

(916) 321-1844

(Name, address and telephone number of agent for service)

Copy to:

Lillian Tsu, Esq.

Hogan Lovells US LLP

390 Madison Avenue

New York, NY 10017

(212) 918-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

.36
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A Common Stock, $.01 par value	750,000	$2.36	$1,770,000.00	$214.52

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement, in addition to the number of shares of Class A common stock, $.01 par value, of the Registrant (the “Common Stock”) shown in the table above, also covers an indeterminate number of additional shares of Common Stock, which, by reason of events specified in The McClatchy Company 2012 Omnibus Incentive Plan, as amended and restated (the “Plan”), may become subject to the Plan.

(2)

Estimated pursuant to Rule 457(h) under the Securities Act solely for purposes of calculating the registration fee, based upon the average of the high and low sale prices of the Common Stock as reported on the NYSE American LLC on May 16, 2019.

EXPLANATORY NOTE

Registration of Additional Securities

This Registration Statement on Form S-8 (this “Registration Statement”) is filed for the purpose of registering 750,000 additional shares of Class A common stock, par value $0.01 per share (“Common Stock”), of The McClatchy Company (the “Company” or the “Registrant”), issuable pursuant to The McClatchy Company 2012 Omnibus Incentive Plan, as amended and restated (the “Plan”). The contents of the Company’s registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 4, 2012 (File No. 333-181167) and May 17, 2017 (File No. 333-218051) are incorporated herein by reference, except as amended hereby.

Item 3. Incorporation of Documents by Reference.

The following documents, filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and deemed to be a part hereof:

a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018 filed with the Commission on March 8, 2019;

b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019 filed with the Commission on May 10, 2019;

c)	The Company’s Current Reports on Form 8-K filed on January 25, 2019, March 18, 2019, and May 17, 2019; and

d)

The description of the Registrant’s Common Stock contained in its registration statement on Form 8-A, filed under Section 12 of the Exchange Act, dated November 28, 1988, as amended on December 9, 1988, and all amendments or reports filed for the purpose of updating such description of Common Stock.

All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the Commission) shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1

The McClatchy Company 2012 Omnibus Incentive Plan (as amended and restated March 23, 2017 and further amended May 16, 2019) (Incorporated by reference from Appendix A of The McClatchy Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 5, 2019).

5.1	Opinion of Hogan Lovells US LLP*

23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP*

24.1	Power of Attorney (included with signature page)

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on this 17th day of May, 2019.

THE McCLATCHY COMPANY

By:	/s/ Craig I. Forman
Craig I. Forman
President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Craig I. Forman and Billie S. McConkey, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 17, 2019.

Signature	Title	Date

/s/ Craig I. Forman	President, Chief Executive Officer And Director	May 17, 2019
Craig I. Forman	(Principal Executive Officer)

/s/ R. Elaine Lintecum	Vice President-Finance, Chief Financial	May 17, 2019
R. Elaine Lintecum	Officer and Treasurer
(Principal Financial Officer)

/s/ Peter R. Farr	Controller	May 17, 2019
Peter R. Farr	(Principal Accounting Officer)

/s/ Kevin S. McClatchy	Chairman of the Board	May 17, 2019
Kevin S. McClatchy

/s/ Elizabeth Ballantine	Director	May 17, 2019
Elizabeth Ballantine

Signature	Title	Date

/s/ Leroy Barnes, Jr.	Director	May 17, 2019
Leroy Barnes, Jr.

/s/ Molly Maloney Evangelisti	Director	May 17, 2019
Molly Maloney Evangelisti

/s/ Anjali Joshi	Director	May 17, 2019
Anjali Joshi

/s/ Brown McClatchy Maloney	Director	May 17, 2019
Brown McClatchy Maloney

/s/ William B. McClatchy	Director	May 17, 2019
William B. McClatchy

/s/ Theodore R. Mitchell	Director	May 17, 2019
Theodore R. Mitchell

/s/ Clyde W. Ostler	Director	May 17, 2019
Clyde W. Ostler

/s/ Maria Thomas	Director	May 17, 2019
Maria Thomas